EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 14, 2019, relating to the consolidated financial statements of ARMOUR Residential REIT, Inc. and subsidiaries, and the effectiveness of ARMOUR Residential REIT, Inc. and subsidiaries’ internal control over financial reporting, incorporated by reference in the Annual Report on Form 10-K of ARMOUR Residential REIT, Inc. and subsidiaries for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
Certified Public Accountants

October 25, 2019